Exhibit 99.1

PRESS RELEASE

Date: June 20, 2025

Cadiz Signs Second MOU for Hydrogen - Solar Development at Cadiz Ranch

Clean energy and digital infrastructure projects at Cadiz expected to generate $7- $10 million per year in lease revenue and water supply sales, in addition to supporting sustainable water and farming operations and data center development.

CADIZ, CALIFORNIA (06.20.25) – Cadiz Inc. (NASDAQ: CDZI) announced today that it has entered into a Memorandum of Understanding with UK-based Hoku Energy Limited and its affiliates (the “MOU” or “agreement”) to develop a major clean energy campus at Cadiz Ranch in California’s Mojave Desert. The MOU with Hoku represents the second prospective land lease for clean energy development that the Company has executed within the past year and furthers the Company’s commitment to sustainable development of its land and water assets.

The MOU provides Hoku Energy with a three-year exclusive option to develop the project on more than 10,000 acres at Cadiz Ranch. The Hoku project could include green hydrogen production facilities, large-scale renewable and low carbon power generation, large scale battery storage facilities, and integrated digital infrastructure, such as data centers, on the leased property or integrated with facilities off the leased property.

The agreement does not restrict existing and planned commercial development at Cadiz, including current agricultural operations, development of the Mojave Groundwater Bank, development of a green hydrogen production facility in partnership with RIC Energy and reserves 400 acres for additional commercial development which could include a data center. Under the agreement, if a data center is developed within this 400-acre area, Hoku Energy will have a right of first refusal to supply power to that facility.

“This agreement with Hoku Energy is the capstone of our long-term land use strategy,” said Susan Kennedy, Chair of Cadiz Inc. “Hoku Energy’s vision aligns with our mission to support sustainable, scaled development of critical energy and water infrastructure in California and the Southwest.”

The Cadiz property’s extensive infrastructure—including access to rail lines, water resources, and pipelines and pipeline corridors—makes it well suited for large-scale, integrated renewable energy and data center development. The agreement with Hoku complements Cadiz’s development of its flagship water supply and storage project, the Mojave Groundwater Bank, and follows Cadiz’s 2024 agreement with RIC Energy to develop up to 3,000 acres for green hydrogen production. Together, the RIC and Hoku projects are expected to position Cadiz Ranch as one of the largest clean energy campuses and green hydrogen production hubs in North America.

Additional details about the MOU are included in a Current Report on Form 8K filed by Cadiz today with the SEC.

About Cadiz, Inc.

Founded in 1983, Cadiz, Inc. (NASDAQ: CDZI) is a California water solutions company dedicated to providing access to clean, reliable and affordable water for people through a unique combination of water supply, storage, pipeline and treatment solutions. With 45,000 acres of land in California, 2.5 million acre-feet of water supply, 220 miles of pipeline assets and the most cost-effective water treatment filtration technology in the industry, Cadiz offers a full suite of solutions to address the impacts of climate change on clean water access. For more information, please visit https://www.cadizinc.com.

About Hoku Energy Limited UK

Hoku Energy, via its subsidiaries in Japan, Taiwan, Singapore, India and the United States, is developing advanced clean energy and infrastructure projects, and the required zero and low carbon fuel supply chains for those, in support of the decarbonization initiatives of countries and large corporations across the globe. Its power and infrastructure solutions are capable of flexible operations, and either grid connected or stand alone.

Contact

Courtney Degener

cdegener@cadizinc.com

213-271-1603

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “would,” “will,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” These forward-looking statements include, but are not limited to, statements regarding the anticipated development, scale, and timing of the proposed clean energy and digital infrastructure project contemplated under the MOU, as well as the potential benefits to Cadiz. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements are subject to risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Risks and uncertainties include, without limitation, those related to the Company’s business, financial condition, and operations generally, as well as other risk factors described from time to time in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2024, and subsequent filings under the Securities Act and the Exchange Act. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.